UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
December 23, 2005
Date of Report (Date of earliest event reported):
WEBSTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-31486	06-1187536

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Webster Plaza
Waterbury, CT 06702
(Address of principal executive offices, zip code)
(203) 578-2476
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     William J. Healy, Executive Vice President and Chief Financial Officer of Webster Financial Corporation and Webster Bank, N.A. (together, “Webster”), intends to retire from Webster during the first half of 2006. Webster has commenced a search for his successor.
     Mr. Healy joined Webster in 2001, and since then has been an integral part of Webster’s leadership and strategic growth. He has been at the center of Webster’s progress on several fronts: strategic planning, acquisitions, capital planning and accessing capital markets and our interaction with the investment community. Mr. Healy’s experience and insight have helped Webster navigate through new challenges with skill. He has served Webster well during a period of change.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
December 29, 2005

Webster Financial Corporation
By:	/s/ Harriet Munrett Wolfe, Esq.
Harriet Munrett Wolfe, Esq.
Title:	Executive Vice President, General Counsel and Secretary